JACOBS ENTERTAINMENT, INC.

Cash Magic
CASINO
LUCKY Magnolia
CASINO
GOLD DUST west

Jacobs Entertainment, Inc. Proposal for Combination October 2013 Exhibit 99.2

Disclosure statement
This presentation has been prepared by Jacobs Entertainment (the “Company”) for the exclusive use of the Board of Directors of MTR Gaming to whom the Company delivers this presentation (such party, together with its subsidiaries and affiliates, the “Recipient”). Although the Company believes the information is accurate in all material respects, the Company does not make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation.
The presentation may include certain forward looking statements and projections provided by the Company. Any such statements and projections reflect various estimates and assumptions by the Company concerning anticipated results. No representations or warranties are made by the
Company as to the accuracy of any such statements or projections. Whether or not any such forward looking statements or projections are in fact achieved will depend upon future events, some of which are not within the control of the Company. Accordingly, actual results may vary from the projected results and such variations may be material. Statements contained herein describing documents and agreements are summaries only and such summaries are qualified in their entirety by such documents and agreements.
Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. The Company expressly disclaims any and all liability relating to or resulting from the use of this presentation. In addition, the information contained in this presentation is as of the date hereof, and the Company has no obligation to update such information, including in the event that such information becomes inaccurate.
This presentation has been prepared solely for informational purposes only. The Recipient should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The Recipient should consult its own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and by accepting this presentation, the Recipient confirms that it is not relying upon the information contained herein to make any decision. This presentation does not purport to be all-inclusive or to contain all of the information that the Recipient may require.
This presentation is non-binding and subject to the negotiation and execution of a definitive agreement.

Table of contents 2 Proposed transaction summary and comparison Market overview Company overview and strengths Historical financial performance

JACOBS
ENTERTAINMENT, INC.

Cash Magic
CASINO
GOLD DUST west

Proposed transaction summary and comparison

Jacobs proposed transaction summary

Transaction Jacobs Investments is offering to combine Jacobs Entertainment and MTR Gaming in the same fashion as the proposed Eldorado transaction:
• MTR and Jacobs Entertainment to contribute their respective businesses to a newly formed public company (“Public Newco”)
• MTR stockholders exchange outstanding shares for Public Newco and new shares to be issued to Jacobs Investments’ shareholders
•
Transaction based on MTR share price of $5.69
• Based on projected June 30, 2014 financial performance, the resulting pro forma equity ownership of Public Newco will be approximately 70% for existing MTR shareholders and the shares newly issued to Jacobs Investments will be approximately 30%
• The Public Newco shares issued to Jacobs in addition to the MTR shares currently owned by Jacobs will result in Jacobs owning approximately 43% of Public Newco
MTR Per Share
Valuation
• $5.69 per share, representing a 59% premium to the closing share price of $3.58 on
September 6, 2013 and a 10.5% premium to the Eldorado offer.
Jacobs Valuation
• 6.81x LTM EBITDA, adjusted for non-recurring charges, to be measured at closing
Cash Offer Option • MTR Stockholders will have the option to elect to receive $5.69 per share in cash for a portion of their shares versus shares in Public Newco
• Up to $30 million of cash available to fund the cash offer option
No change in
control
• The Jacobs Entertainment transaction will not involve a change of control; no shareholder will own a majority of Public Newco’s shares
• MTR will have the right to appoint the majority of Public Newco’s initial directors
Financing • Anticipated that all existing indebtedness to remain in place for both companies
• No bondholder consents will be required

Jacobs Entertainment is a superior merger partner for MTR Gaming

Jacobs Entertainment Eldorado
Overview
Higher total consideration
$5.69 per share (10.5% premium)
Better geographic diversification and
long-term business model
sustainability
$5.15 per share
EBITDA margins 27% (casino properties only) 17%
Number of Properties
JEI’s properties are wholly owned:
5 casinos / 1 racetrack / 9 OTBs
23 video poker truck plazas
3 casinos (one of which is tied up in a
50/50 joint venture with a third party)
Number of Markets 4 2
Competitor market profile Steady with limited competitive risk
Highly competitive with downward
risk
Positioning of properties
Locals oriented Nevada, Colorado
and Louisiana properties targeting
diverse and stable customer base
Regional Nevada properties targeting
very competitive California market
Tax benefits
No change of control;
Does not trigger NOL limitations
Transaction triggers Section 382
NOL limitations

Merger of two leading regional operators
MTR Gaming Jacobs Combined
Gaming Properties 3 38 41
Gaming machines 5,792 3,714 9,522
Table games 97 52 149
Hotel rooms 354 219 573
Employees 2,858 2,200 5,058
LTM Net Revenue $518.6 million $393.6 million $912.2 million
LTM Adjusted EBITDA $105 million $53.2 million $158.2 million

Company overview and strengths

The Lodge
Gilpin Casino
Gold Dust West – Reno
Gold Dust West – Elko
Gold Dust West – Carson City
Black Hawk
Colonial Downs
NV
CO
VA
LA

Company snapshot

Founded in 2001, Jacobs Entertainment is a geographically diversified gaming and pari-mutuel wagering company with operations across four states in different regions of the U.S.
Assets include land-based casinos, video gaming truck plazas, a horse racing track and satellite wagering facilities
Focus on attracting and fostering repeat business from local gaming patrons by emphasizing slot and video game play, and by providing ample parking, high-quality food at affordable prices and promotional incentives
Facility Number
Land-based casino 5
Racetrack 1
Video gaming truck plaza 23
Satellite wagering facilities 9

JACOBS ENTERTAINMENT, INC.

JACOBS
ENTERTAINMENT, INC.

Key Company Strengths

Disciplined operating and
investment model: High
margins and strong ROI
Properties in steady
regional gaming markets
Stable and experienced
management team
Stable financial
performance and
cash flows
Broad geographic
and asset diversification
Protected markets with
limited competitive threats

Louisiana (37%)
Virginia (2%)
Nevada (13%)
Colorado (48%)

The Lodge
42%
Gilpin Casino
6%
Gold Dust
West
13%
Louisiana
Truck Plazas
37%
Colonial
Downs
2%
Broad geographic and asset diversification
Jacobs operates across four states in different regions of the U.S.
Significant asset diversification across land-based casinos, video gaming truck plazas and a horse racing track with satellite wagering facilities

Note: Property level adjusted EBITDA presented before corporate allocation and other adjustments.
(1) Consists of 23 separate truck plaza video gaming locations.
(2) Consists of 3 separate Gold Dust West casinos (Carson City, NV, Elko, NV and Reno, NV).
(1)
(2)
LTM 6/30/13 adjusted property level EBITDA: $62.9 million

Stable financial performance and cash flows
Consistent historical performance

$50.4
$54.1
$56.8
$54.2
$53.0
$53.0
$54.6
$53.2
2006 2007 2008 2009 2010 2011 2012 LTM 6/30/13
Adjusted EBITDA
($ in millions)
$247.8
$279.2
$286.8
$270.6
$260.5  $264.6
$275.1
$272.7
$81.4
$96.1
$116.7
$73.4  $95.9
$119.5
$122.1
$120.9
$329.2
$375.3
$403.5
$344.0
$356.4
$384.1
$397.2
$393.6
2006 2007 2008 2009 2010 2011 2012 LTM 6/30/13
Base revenue Fuel revenue
Net revenue
($ in millions)
Jacobs has demonstrated the ability to generate stable and consistent EBITDA, including during the 2008 / 2009 recession
Source: Company filings and management information.
Note: During the above presented historical period, the Company completed several related party acquisitions which were accounted for as combinations of entities under common control.  Accordingly, the consolidated financial statements for 2006 through LTM 6/30/13 have been retroactively adjusted to include the operations of these businesses as if acquired at the beginning of the appropriate historical period.  EBITDA adjusted for non-recurring charges.

Stable financial performance and cash flows
Substantial liquidity for operations

74% cash flow conversion over the last 7 years
Limited working capital requirements and targeted maintenance capital expenditures
Management team has experience operating in a levered environment
Free cash flow
(1)
(1) Adjusted EBITDA less maintenance capex.
(2) Defined as Free cash flow / Adjusted EBITDA.
70% 75% 74% 74% 77% 73% 73% 75%
Free cash flow conversion
(2)
($ in millions)
$35.2
$40.8
$41.8
$40.2
$40.7
$38.9
$40.0
$39.7
2006 2007 2008 2009 2010 2011 2012 LTM 6/30/13

JACOBS ENTERTAINMENT, INC.

Colorado

Louisiana

Nevada

Virginia

Protected markets with limited competitive threats

Core markets are insulated from competition because of costly and lengthy regulatory process
Beyond the regulatory barriers, significant investments of time and capital also restricts potential new entrants
Gaming license
restrictions
Gaming license
restrictions
No new supply since 2001
June 2010 legislation does not allow new licenses for video poker truck plazas within one mile of any residential property
– Nearly eliminated the issuance of new video poker truck plaza licenses
Limited to only parishes that have approved video poker
Land availability
Scarcity of land available for development within the approved gaming district
High cost of acquiring land and constructing new gaming facilities
Truck plaza must offer diesel fuel, gasoline, a convenience store and a restaurant
Maximum of 50 video poker machines at any single location
Facility
requirements
Gaming license
restrictions
Stringent licensing requirements and substantial licensing / compliance expenses
Outlook No increase in devices expected for at least two years
Outlook No new competition expected in Jacobs’ regional markets: Reno, Elko and Carson City
Monopoly
The only horseracing track in Virginia
The sole operator of satellite wagering facilities in Virginia
Outlook
No new competition expected

JACOBS ENTERTAINMENT, INC.

Average: 22.5%
27.2%
29.6%
23.4%
23.3%
21.2%
20.6%
20.5%
18.6%
JACOBS ENTERTAINMENT, INC. 1
AMERISTAR
PINNACLE
PENN NATIONAL GAMING, INC.
MTR GAMING GROUP, INC.
isle capri
CHURCHILL DOWNS
BOYD GAMING

Disciplined operating and investment model High margins 14 Adjusted EBITDA margin Source: Public filings. (1)1 Includes Colorado and Nevada casino assets only.

Jacobs general market overview

JACOBS ENTERTAINMENT, INC.

WYOMING
Cheyenne
COLORADO
100 miles
75 miles
50 miles
25 miles
Fort Collins
Loveland
Greeley
Longmont
Boulder
Westminster
Thornton
Arvada
Aurora
Denver
Lakewood
Highlands Ranch
Colorado Springs
Pueblo
Fitzgerald's
Gilpin Casino
Canyon Casino
BLACK HAWK
Ameristar Casino
The Lodge
Mardi Gras
Isle of Capri Casino
Lady Luck Casino
Riviera Black Hawk

Colorado overview
Attractive market and regulatory dynamics

Overview
Approximately 40 casinos operate in the mountain towns of
Black Hawk, Central City and Cripple Creek
830,000 and ~3.1 million adults reside within a 25-mile and
50-mile radius of Black Hawk, respectively
Average annual household income within 50 miles of the
casino is ~$77,400
Regulatory environment
Under Colorado regulations, entities are limited to 3 retail /
gaming operator licenses in Colorado
– Jacobs has 2 licenses (The Lodge and Gilpin Casino)
Effective July 2009, Colorado Amendment 50 further eased
gaming restrictions
– Allowed for the introduction of craps and roulette
– Increased the minimum single wager limit to $100
– Allowed 24-hour gaming operations
– Prohibited changes in existing tax levels (currently a series of graduated tax rates, with maximum tax rate of 20%)
Smoking ban in casinos became effective January 2008
Competitive landscape
Population per sq mile
> 1,000
500 to 1,000
200 to 500
100 to 200
< 100

Amendment 50 became effective July 2009
$453.7
$510.9  $513.0
$516.3
$527.7
$543.5
$565.6
$551.3
$498.4
$561.3
$554.3
$556.1  $556.7
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Historically, the Black Hawk gaming market has demonstrated stability of  performance through economic cycles
Colorado overview
Black Hawk stable financial performance

Black Hawk market adjusted gross proceeds
Black Hawk market win per unit per day
($ in millions)
Source: Colorado Division of Gaming.
Note: Data presented based upon fiscal year ended June 30 th .
$145
$151
$149
$148
$156
$151
$153  $152
$141
$169
$176
$178
$181
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Amendment 50 became effective July 2009

The Lodge and Gilpin Casino
Property overview

975 376
34 6
50 N/A
28,000 11,000
4 restaurants
3 bars
1 restaurant
2 bars
June 1998 (invested approximately $9 million
into property since 2004)
October 1992 (invested approximately $10
million into property since 2000)
Property
# of slot machines
Gilpin Casino
Black Hawk, CO
The Lodge
Black Hawk, CO
# of gaming tables
# of hotel rooms
Gaming square ft.
Amenities
Opening
Note: Slot and table data as of June 30, 2013.
Jacobs properties are ideally located in the middle of the Black Hawk market with easy vehicular and pedestrian access

17.1%
18.3%
19.8%
19.3%
18.8%
19.6% 19.5%
19.1%
14.5%
14.8%
14.6%
15.2%
15.8%
16.4%
16.5%
16.6%
2006 2007 2008 2009 2010 2011 2012 LTM 6/30/13
Market share Fair share
The Lodge and Gilpin Casino
Jacobs Entertainment has a dominant market share in the Black Hawk Market

Jacobs Entertainment has continually captured more than its fair share in the Black Hawk market
(1) (2)
Source: Colorado Gaming Commission and Company filings.
(1) Market share is calculated as the gross gaming revenue for The Lodge and Gilpin Casino as a percentage of the total revenue of the Black Hawk gaming market.
(2) Fair share is based on unit count for The Lodge and Gilpin Casino as a percentage of the total number of units in the Black Hawk gaming market.
Dominant market share driven by strong location, high quality product offering and presence of
Jacobs’ senior management

The Lodge and Gilpin Casino
Financial performance

Net revenue
$94.1
$95.0
$96.5
$98.0
$98.8
$96.8
2008 2009 2010 2011 2012 LTM
6/30/13
The Lodge Gilpin Casino
Adjusted property EBITDA
$31.2
$32.3
$31.3
$32.3  $32.4
$30.2
2008 2009 2010 2011 2012 LTM
6/30/13
The Lodge Gilpin Casino
($ in millions) ($ in millions)
$164
$165
$178
$183
$193
$189
2008 2009 2010 2011 2012 YTD
6/30/13
Average win per position per day (The Lodge and Gilpin)

Louisiana video poker market overview
Stable market with high barriers to entry

Permitted in 31 of Louisiana’s 64 parishes
At June 30, 2013, Louisiana had 201 licensed video poker
truck plazas
Each video poker truck plaza features a convenience store,
fueling operations, a restaurant and up to 50 poker devices
Overview Barriers to entry
No new licenses for video poker truck plazas granted for
locations within one mile of any residential property
– Legislation nearly eliminated issuance of new video
poker truck plaza licenses
Additional barriers to entry include restrictions that require video poker truck plazas:
– Meet specified minimum levels of fuel sales
– Maintain a specified minimum site acreage
– Conduct restaurant operations at least 12 hours per day
– Keep a convenience store open 24 hours per day
Restriction on maximum number of machines at any single
location
Limited to only those parishes that approved video poker
Statewide truck plaza net gaming revenue
$420.9
$434.7
$398.1
$405.6
$408.5
2008 2009 2010 2011 2012 2013
Source: Louisiana State Police Video Gaming Division.
Note: Data presented based on fiscal year end of June 30th.
179 186 195 199 200 201
179 186 195 199 200 201
Number of video poker-equipped truck plazas:
($ in millions)
$412.8

17.9%
19.7%
19.7%
19.0%
18.9%
19.2%
19.5%
19.7%
14.4%
16.5%
16.3%
15.3%
15.0%
14.9%
14.8%
14.9%
2006 2007 2008 2009 2010 2011 2012 LTM 6/30/13
Market share Fair share
Video poker truck plazas
Jacobs Entertainment has a dominant market share in the Louisiana video poker market

Jacobs Entertainment has continually captured more than its fair share in the Louisiana video poker market
(1) (2)
Dominant market share driven by optimal site location – interstate accessibility that is proximate to a locals customer base
Source: Louisiana State Police Video Gaming Division and Company filings.
Note: Data presented on calendar year basis.  Historical results represented pro forma for recent truck stop acquisitions.  Includes 100% of revenue and positions of the revenue share truck plaza.
(1) Market share is calculated as the gross gaming revenue for the Company’s video poker truck plazas as a percentage of the total revenue of the Louisiana video gaming market.
(2) Fair share is based on unit count for the Company’s video poker  truck plazas as a percentage of the total number of units in the Louisiana video gaming market.

JACOBS ENTERTAINMENT, INC.

Springhill
Vivian
Shreveport
Area of detail
LA
St. Helena
Amite
Forest Gold
Silver Fox
Magnolia
Eunice
Lobdell
Breaux Bridge
Vinton
Lake Charles
Winner's Choice
Texas Pelican and Bingo
Broussard North
Broussard South
Westbank
Thibodaux
Raceland
Bayou Vista
Houma
Larose

Video poker truck plazas
Property overview and performance

Jacobs Entertainment video poker truck plaza locations
23 video poker truck plazas located throughout Louisiana
At June 30, 2013, the Company’s poker truck plazas had a
combined total of 1,150 video gaming devices
Video poker truck plazas’ revenues are comprised of:
– Revenue from video poker gaming machines
– Sales of gasoline and diesel fuel
– Sales of groceries, trucker supplies and sundry items
through their convenience stores
– Sales of food and beverages in their restaurants and
bars
– Commissions on ATMs, pay phones and lottery sales
Caters primarily to local residents, many of whom live
within a five-mile radius of the property
Overview
Adjusted property EBITDA
$26.0
$21.7
$22.3
$22.1
$23.6
$23.5
2008 2009 2010 2011 2012 LTM
6/30/13
($ in millions)
Note: During the above presented historical period, the Company completed several related party acquisitions which were accounted for as combinations of entities under common control.  Accordingly, the financial statements for 2008 through LTM 6/30/13 have been retroactively adjusted to include the operations of these businesses as if acquired at the beginning of the appropriate historical period.
(1) EBITDA peak in 2008 is largely attributable to increased business activity from federal agencies and contractors due to Hurricanes Gustav and Ike.
(1)
Win per day ($)
$203.5
$189.7
$181.5
$186.2
$192.1
$201.4
2008 2009 2010 2011 2012 YTD
6/30/13

JACOBS ENTERTAINMENT, INC.

GOLD DUST
CASINO

Gold Dust West

Nevada overview
Gold Dust West properties

Gold Dust West
Elko, NV
Gold Dust West
Reno, NV
Gold Dust West
Carson City, NV
485 slots
27 hotel rooms
17,500 gaming
square ft.
Opened: 1978
Acquired and
renovated in
2001 – 2002
(total cost of
$27 million)
382 slots
6 tables
142 hotel rooms
12,000 gaming square ft.
Opened: 1995
Acquired and renovated in
2006 – 2007 (total cost of
$20 million)
346 slots
6 tables
13,000 gaming square ft.
Opened: 2007 (total build-out cost
of $20 million)
(1) Acquired by Jacobs in January 2001.
(2) Acquired by Jacobs in June 2006.
(1)
(2)

Historical financial performance

Summary historical financials

$247.8
$279.2
$286.8
$270.6
$260.5
$264.6
$275.1  $272.7
$81.4
$96.1
$116.7
$73.4
$95.9
$119.5
$122.1
$120.9
$329.2
$375.3
$403.5
$344.0
$356.4
$384.1
$397.2
$393.6
2006 2007 2008 2009 2010 2011 2012 LTM
6/30/13
Base Revenue Fuel Revenue
$50.4
$54.1
$56.8
$54.2
$53.0  $53.0
$54.6
$53.2
15.3%
14.4%
14.1%
15.8% 14.9%
13.8%
13.7%
13.5%
28.3%
28.0%
27.5%
29.2%
27.9%
28.3% 28.1%
27.2%
2006 2007 2008 2009 2010 2011 2012 LTM
6/30/13
Total margin Gaming margin
Net revenue Adjusted EBITDA and margin
($ in millions) ($ in millions)
Net revenue consists of gaming revenues, food and beverage sales and fuel
Between 2006 and 2012, revenue and EBITDA grew at CAGR of ~3% and 1%, respectively
Decrease in revenue in 2009 predominantly related to lower gas prices at Louisiana truck plazas
(1) Includes Colorado and Nevada casino assets only.
(1)

Key credit strengths

Disciplined operating and
investment model: High
margins and strong ROI
Properties in steady
regional gaming markets
Stable and experienced
management team
Stable financial
performance and
cash flows
Broad geographic
and asset diversification
Protected markets with
limited competitive threats

JACOBS ENTERTAINMENT, INC.

JACOBS ENTERTAINMENT, INC.

28